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                                                                   Exhibit 10.24

                                                   Amended by Corporate Approval
                                                               December 19, 2002

                        DEFINED CONTRIBUTION MAKEUP PLAN
                                       OF
                                 CONOCOPHILLIPS

SECTION 1. DEFINITIONS.

For purposes of the Plan, the following terms, as used herein, shall have the meaning specified:

(a) "AFFILIATED COMPANY" means ConocoPhillips and any company or other legal entity that is controlled, either directly or indirectly, by ConocoPhillips.

(b) "AFFILIATED GROUP" shall mean ConocoPhillips and its subsidiaries and affiliates in which it owns a 5% or more equity interest.

(c) "ALLOCATION RATIO" shall mean the ratio determined by dividing (i) an amount equal to the total value of the unallocated shares of Stock allocated to Stock Savings Feature participants and beneficiaries as of a Stock Savings Feature Semiannual Allocation Date or Supplemental Allocation Date (as defined in the CPSP) by (ii) an amount equal to the total net Stock Savings Feature employee deposits used in the calculation of the Stock Savings Feature Semiannual Allocation or Supplemental Allocation (as defined in the CPSP).


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(d)   "BENEFICIARY" means a person or persons designated by a Participant to receive, in the event of death, any unpaid portion of a Participant's Benefit from this Plan. Any Participant may designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Company, and may revoke such designations in writing. If a Participant fails to properly designate a beneficiary, then the Benefits will be paid in the following order of priority:

      (i)   Surviving spouse;

      (ii)  Surviving children in equal shares;

      (iii) To the estate of the Participant.

(e) "BENEFIT" shall mean an obligation of the Company to pay amounts from this Plan.

(f) "BOARD" means the Board of Directors of the Company, as it may be comprised from time to time.

(g) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(h)   "CPSP" means the ConocoPhillips Savings Plan.

(i) "COMMITTEE" means the Compensation Committee of the Board of Directors of ConocoPhillips or any successor committee with substantially the same responsibilities.

(j) "COMPANY" means ConocoPhillips Company, a Delaware corporation, or any successor corporation.


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(k)   "DISABILITY" means the inability, in the opinion of the Medical Director of ConocoPhillips, of a Participant, because of an injury or sickness, to work at a reasonable occupation that is available with the a member of the Affiliated Group.

(l) "EMPLOYEE" means any individual who is a salaried employee of the Company or any Participating Subsidiary.

(m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(n) "HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee whose compensation exceeds the amount set forth in Code Section 401(a)(17), as amended from time to time, or who is eligible to elect a voluntary salary reduction under the provisions of the KEDCP; provided, however, that Employees of ConocoPhillips Services Inc. or Employees of any member of the Affiliated Group that prior to August 30, 2002, was also a member of the controlled group of companies of which Conoco Inc. was then a member shall only be a Highly Compensated Employee for purposes of the Supplemental Stock Savings Feature of this Plan.

(o) "KEDCP" shall mean the Key Employee Deferred Compensation Plan of ConocoPhillips Company or any similar or successor plan maintained by an Affiliated Company.


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(p)   "LAYOFF" or "LAID OFF" means layoff under the Phillips Layoff Plan, the
      Work Force Stabilization Plan of Phillips Petroleum Company, the Phillips Petroleum Company Executive Severance Plan, The Conoco Inc. Severance Pay Plan, the Conoco Inc. Key Employee Severance Plan or any similar plan which the Company, any Participating Subsidiary or a member of the Affiliated Group may adopt from time to time under the terms of which the Participant executes and does not revoke a general release of liability, acceptable to the Company, Participating Subsidiary or a member of the Affiliated Group, as applicable, under such layoff plan.

(q) "PARTICIPANT" means an Employee who is eligible to receive a Benefit from this Plan as a result of being a Highly Compensated Employee and any person for whom a Supplemental Thrift Feature Account and/or a Supplemental Stock Savings Feature Account is maintained.

(r) "PARTICIPATING SUBSIDIARY" means a subsidiary of ConocoPhillips, which has adopted the CPSP, and one or more Employees of which are Participants eligible to make deposits to the CPSP, or are eligible for Benefits pursuant to this Plan.

(s) "PAY" means, "Pay" as defined in the CPSP except, without regard to Pay Limitations or voluntary Salary Reduction under provisions of the KEDCP.

(t) "PAY LIMITATIONS" means the compensation limitations applicable to the CPSP that are set forth in Code Section 401(a)(17), as adjusted.


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(u)   "PLAN ADMINISTRATOR" means the Manager, Compensation and Benefits, of
      ConocoPhillips or his successor.

(v) "RETIREMENT" means termination of employment with the Company, a Participating Subsidiary or a member of the Affiliated Group that qualifies the Employee for Retirement as that term is defined in the applicable provisions of the ConocoPhillips Retirement Plan or of the applicable retirement plan of a member of the Affiliated Group.

(w) "STOCK" means shares of common stock, $0.01 par value, issued by ConocoPhillips, and prior to August 30, 2002, shares of common stock, $1.25 par value, of Phillips Petroleum Company.

(x)   "STOCK SAVINGS FEATURE" shall mean the Stock Savings Feature of the CPSP.

(y) "SUPPLEMENTAL THRIFT CONTRIBUTIONS" means, (i) prior to the month in which the Participant's Pay first exceeds the Pay Limitations in a year, the same percentage of a Participant's Pay that the Participant is depositing as a Basic Deposit to the Thrift Feature for that month multiplied by the amount of the Participant's voluntary salary reduction under the KEDCP for that month, and (ii) provided the Participant is making deposits to the Thrift Feature for the month in which the Participant's Pay exceeds the Pay Limitations and each month thereafter until the end of the year, the same percentage of the Participant's Pay that the Participant was depositing as a Basic Deposit to

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      the Thrift Feature for the month in which he or she reached the Pay
      Limitations for the year, multiplied by the sum of the amount of the Participant's voluntary salary reduction under the KEDCP for that month plus the amount of the Participant's Pay for that month that is in excess of the Pay Limitations for that year.

(z) "SUPPLEMENTAL STOCK SAVINGS FEATURE ACCOUNT" means the Plan Benefit account of a Participant that reflects the portion of his or her Benefit that is intended to replace certain Stock Savings Feature benefits to which the Participant might otherwise be entitled but for the application of the Pay Limitations and/or a voluntary salary reduction under the KEDCP.

(aa) "SUPPLEMENTAL STOCK SAVINGS CONTRIBUTIONS" means (i) prior to the month in which the Participant's Pay first exceeds the Pay Limitations in a year, for each month that the Participant makes deposits to the Stock Savings Feature, 1% of the amount of the Participant's voluntary salary reduction under the KEDCP for that month, and (ii) provided the Participant is making deposits to the Stock Savings Feature in the month in which the Participant's Pay exceeds the Pay Limitations, for that month and for each month thereafter until the end of the year, 1% of the sum of the amount of the Participant's voluntary salary reduction under the KEDCP for that month plus the amount of the Participant's Pay for that month that is in excess of the Pay Limitations for that year.


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(bb)  "SUPPLEMENTAL THRIFT FEATURE ACCOUNT" means the Plan Benefit account of a
      Participant which reflects the portion of his or her Benefit which is intended to replace certain Thrift Feature benefits to which the Participant might otherwise be entitled but for the application of the Pay Limitations and/or a voluntary salary reduction under the KEDCP.

(cc)  "THRIFT FEATURE" shall mean the Thrift Feature of the CPSP.

(dd) "TRUSTEE" shall mean the trustee of the grantor trust established by the Trust Agreement between the Company (known then as Phillips Petroleum Company) and Wachovia Bank, N.A. dated as of June 1, 1998, or any successor trustee.

(ee)  "VALUATION DATE" means "Valuation Date" as defined in the CPSP.

SECTION 2. PURPOSE.

The purpose of this Plan is to provide supplemental benefits for those Highly Compensated Employees whose benefits under the CPSP are affected by Pay Limitations or by a voluntary reduction in salary under provisions of KEDCP. This Plan is intended to be and shall be administered as an unfunded benefit plan for Highly Compensated Employees.

SECTION 3. ELIGIBILITY.

Benefits may only be granted to Highly Compensated Employees.


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SECTION 4. SUPPLEMENTAL THRIFT FEATURE ACCOUNT BENEFITS.

For each month in which Company Contributions to a Participant's account in the Thrift Feature are, or would be, limited by the Pay Limitations and/or by a voluntary salary reduction to the KEDCP, a Benefit amount shall be credited to his or her Supplemental Thrift Feature Account no later than the end of the month following the Valuation Date that Company contributions are made to the Participant's Thrift Feature Account, or would be made to such account but for Pay Limitations. The Participant will be credited with an amount equal to the amount of his or her Supplemental Thrift Contributions each month to the same investment funds and in the same proportions as the Participant has directed his or her latest available investment allocation for Deposits to the Thrift Feature.

SECTION 4.1 SUPPLEMENTAL THRIFT FEATURE ACCOUNT EARNINGS

The Supplemental Thrift Feature Account shall be eligible to be invested in the same investment funds as are made available to Participants in the Thrift Feature from time to time. While such investments shall consist solely of book entries and shall not actually be invested in such funds, the book entry share value of such deemed investment funds in this Plan shall be determined to be the same share value as the actual value of shares in the investment funds of the CPSP. The amounts deemed invested in this Plan shall be valued at the same time and in the same manner as though they were actually invested in the CPSP. Also, deemed investments in the Participant's Supplemental Thrift Feature Account may be exchanged into other available investment funds in


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the same manner, at the same times, and subject to the same limitations as though the deemed amounts were actually invested in the CPSP. However, to the extent that earnings in the form of dividends on Company Stock in the CPSP are eligible to be passed through to the Participant, such dividends will be deemed to have been reinvested in the Company Stock Fund of this Plan, without regard to whether the Participant has made a pass through election under the CPSP.


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SECTION 5. SUPPLEMENTAL STOCK SAVINGS FEATURE ACCOUNT BENEFITS.

For each month in which a Semiannual Allocation or Supplemental Allocation (as defined in the CPSP) to a Participant's account in the Stock Savings Feature is, or would be, limited by the Pay Limitations and/or by a voluntary salary reduction under the KEDCP, a Benefit amount shall be credited to his or her Supplemental Stock Savings Feature Account. The amount to be credited shall be calculated in shares in the Leveraged Stock Fund of this Plan as though the Participant had made Supplemental Stock Savings Contributions and shall be equal to (i) the Participant's Supplemental Stock Savings Contributions during the applicable Allocation Period (as defined in the CPSP) multiplied by the applicable Allocation Ratio, divided by (ii) the share value for the Leveraged Stock Fund of the CPSP on the applicable Allocation Date. This amount shall be credited no later than the end of the month following the Valuation Date that the Semiannual Allocation or Supplemental Allocation to the Leveraged Stock Fund would have been made had the Participant received a Semiannual Allocation or Supplemental Allocation under the Stock Savings Feature. A share in the Leveraged Stock Fund of the Supplemental Stock Savings Feature Account shall have a value equivalent to a share in the Leveraged Stock Fund of the CPSP.

SECTION 5.1 SUPPLEMENTAL STOCK SAVINGS ACCOUNT FEATURE EARNINGS

After being initially invested in the Leveraged Stock Fund account, the amounts in the Participant's Supplemental Stock Savings Feature Account shall thereafter be eligible to be invested in the same investment funds as are made available to


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Participants in the CPSP from time to time. While such investments shall consist solely of book entries and shall not actually be invested in such funds, the book entry share value of such deemed investment funds in this Plan shall be determined to be the same share value as the actual value of shares in the investment funds of the CPSP. The amounts deemed invested in this Plan shall be valued at the same time and in the same manner as though they were actually invested in the CPSP. Also, deemed investments in the Participant's Supplemental Stock Savings Feature Account may be exchanged into other available investment funds in the same manner, at the same times, and subject to the same limitations as though the deemed amounts were actually invested in the CPSP. However, to the extent that earnings in the form of dividends on Company Stock in the CPSP are eligible to be passed through to the Participant, such dividends will be deemed to have been reinvested in the Company Stock Fund of this Plan, without regard to whether the Participant has made a pass through election under the CPSP.

SECTION 6. PAYMENT.

If a Participant terminates employment with the Affiliated Group for any reason except death, Disability, Layoff during or after the year in which the Participant reaches age 50, or Retirement, Benefits which the Participant is eligible to receive under this Plan shall be paid in one lump sum cash payment as soon as practicable following his or her termination. If a Participant dies prior to Retirement, Benefits which the Participant is eligible to receive under this Plan shall be paid in one lump sum cash payment to the Participant's Beneficiary as soon as practicable after his or her death. If a Participant Retires, is


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Laid off during or after the year in which the Participant reaches age 50, or becomes Disabled, Benefits which the Participant is eligible to receive under this Plan shall be paid in one lump sum cash payment as soon as practicable following the Participant's Retirement, Layoff, determination of Disability or termination of employment; provided that such a Participant may indicate a preference to defer part or all of such lump sum cash payment under the terms of the KEDCP.

All lump sum cash payments shall be made only as of a Valuation Date and shall be net of withholding for applicable taxes required by law.

The Chief Executive Officer of ConocoPhillips, with respect to Participants who are not subject to Section 16 of the Exchange Act, and the Committee, with respect to Participants who are subject to Section 16 of the Exchange Act, shall consider such indication of preference and shall respectively decide in the Chief Executive Officer's or the Committee's sole discretion whether to accept or reject the preference expressed. In the event the Chief Executive Officer or the Committee, as applicable, accepts such Participant's preference, the Participant's Benefit from this Plan shall be credited as an Award under the KEDCP as soon as practicable after the Participant's Retirement, Layoff or the date the Participant is determined to be Disabled.

SECTION 7. ADMINISTRATION.


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(a)   The Plan shall be administered by the Plan Administrator. The Plan
      Administrator may delegate to employees of the Company or any Affiliated Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Plan Administrator may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Benefits thereunder.

(b) Any claim for benefits hereunder shall be presented in writing to the Plan Administrator for consideration, grant or denial. In the event that a claim is denied in whole or in part by the Plan Administrator, the claimant, within ninety days of receipt of said claim by the Plan Administrator, shall receive written notice of denial. Such notice shall contain:

      (1)   a statement of the specific reason or reasons for the denial;

      (2) specific references to the pertinent provisions hereunder on which such denial is based;

      (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and


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      (4)   an explanation of the following claims review procedure set forth in paragraph (c) below.

(c) Any claimant who feels that a claim has been improperly denied in whole or in part by the Plan Administrator may request a review of the denial by making written application to the Trustee. The claimant shall have the right to review all pertinent documents relating to the claim and to submit issues and comments in writing to the Trustee. Any person filing an appeal from the denial of a claim must do so in writing within sixty days after receipt of written notice of denial. The Trustee shall render a decision regarding the claim within sixty days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable time, but not later than 120 days after receipt of the request for review. The decision of the Trustee shall be in writing and, in the case of the denial of a claim in whole or in part, shall set forth the same information as is required in an initial notice of denial by the Plan Administrator, other than an explanation of this claims review procedure. The Trustee shall have absolute discretion in carrying out its responsibilities to make its decision of an appeal, including the authority to interpret and construe the terms hereunder, and all interpretations, findings of fact, and the decision of the Trustee regarding the appeal shall be final, conclusive and binding on all parties.


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      (d)   Compliance with the procedures described in paragraphs (b) and (c)
            shall be a condition precedent to the filing of any action to obtain any benefit or enforce any right that any individual may claim hereunder. Notwithstanding anything to the contrary in this Plan, these paragraphs (b), (c) and (d) may not be amended without the written consent of a seventy-five percent (75%) majority of Participants and Beneficiaries and such paragraphs shall survive the termination of this Plan until all benefits accrued hereunder have been paid.

SECTION 8. RIGHTS OF EMPLOYEES AND PARTICIPANTS.

Nothing contained in the Plan (or in any other documents related to this Plan or to any Benefit) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or any member of the Affiliated Group or constitute any contract or limit in any way the right of the Company or any member of the Affiliated Group to change such person's compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 9. AWARDS IN FOREIGN COUNTRIES.

The Board or its delegate shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or Participating Subsidiaries may


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operate to assure the viability of the Benefits of Participants employed in such countries and to meet the purpose of this Plan.


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SECTION 10. AMENDMENT AND TERMINATION.

The Board reserves the right to amend or terminate this Plan at any time, and to delegate such authority as the Board deems necessary or desirable; provided that no member of the Board who is also a Participant shall participate in any action which has the actual or potential effect of increasing his or her Benefits hereunder; and further provided, the Company shall remain liable for any Benefits accrued under this Plan prior to the date of amendment or termination.

SECTION 11. UNFUNDED PLAN.

All amounts payable under this Plan shall be paid solely from the general assets of the Company and any rights accruing to a Participant under the Plan shall be those of a general creditor; provided, however, that the Company or ConocoPhillips may establish a grantor trust to satisfy part or all of the Company's Plan payment obligations so long as the Plan remains unfunded for purposes of Title I of ERISA.

SECTION 12. MISCELLANEOUS PROVISIONS.

(a) No right or interest of a Participant under this Plan shall be assignable or transferable, in whole or in part, directly or indirectly, by operation of law or otherwise (excluding devolution upon death or mental incompetency), without the prior consent of the Board.

(b)   This Plan shall be restated and amended effective as of January 1, 2003.


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(c)   No amount accrued or payable hereunder shall be deemed to be a portion of an Employee's compensation or earnings for the purpose of any other employee benefit plan adopted or maintained by the Company, nor shall this Plan be deemed to amend or modify the provisions of the CPSP.

(d) This Plan shall be construed, regulated, and administered in accordance with the laws of the State of Texas except to the extent that said laws have been preempted by the laws of the United States.

(e) Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.


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